SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 21, 1998


                           GEOTEK COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)

         Delaware                        0-17581                 22-2358635
(State of other jurisdiction     (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)

102 Chestnut Ridge Road, Montvale, New Jersey                       07645
  (Address of principal executive offices)                       (Zip Code)


         Registrant's telephone number, including area code 201-930-9305

                                       N/A
          (Former name or former address, if changed since last report)

Item 5. Other Events

      On July 21, 1998, Geotek Communications, Inc. and its domestic subsidiaries (the "Company") filed a Plan of Reorganization (the "Plan") and related Disclosure Statement in the Bankruptcy Court for the District of Delaware, as required under the Company's Debtor-in-Possession financing agreement. Pursuant to the Plan, there would be no distribution to the Company's Common Stock holders and outstanding shares of Common Stock would be canceled. Under the Plan, the current holders of the Company's Common Stock and Preferred Stock may be offered a contingent right, subject to the prior rights of the Company's current unsecured creditors, to purchase shares of the new Common Stock of the Company upon the Company's emergence from bankruptcy.

         No assurances can be given that any definitive agreements will be reached or that, if reached, the transactions contemplated by the Plan will be consummated.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GEOTEK COMMUNICATIONS, INC.


Date:   July 23, 1998                 By: /s/ Robert Vecsler
                                          ------------------------------------
                                          Name:   Robert Vecsler
                                          Title   Secretary and General Counsel